Exhibit 10.7

SEVERANCE AGREEMENT

This SEVERANCE AGREEMENT (this “AGREEMENT”) is made and entered into as of January 24, 2014, by and between Life Partners Holdings, Inc., a Texas corporation (the “Company”), and Colette Pieper (“Employee”).

RECITALS

WHEREAS, Employee is employed by the Company as Chief Financial Officer of the Company; and

WHEREAS, the Company desires to obtain the benefit of continued services by

Employee as Chief Financial Officer of the Company; and

WHEREAS, Employee and the Company deem it to be in Employee’s and the Company’s best interests to enter into an agreement providing for compensation to be paid by the Company to Employee in the event that Employee’s employment is terminated without cause or Employee resigns with good reason;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein, it is hereby agreed as follows:

1.    Severance Payments.

a.    Employment at Will. The employment relationship between Company and Employee is at-will, meaning that either the Company or Employee can terminate the employment relationship at any time without cause or notice and any such termination shall not be a breach of this or any other agreement between the Company and the Employee.

b.    Termination Without Cause or Resignation for Good Reason Notwithstanding the employment at will relationship between the Company and Employee, if: (i) Employee’s employment is terminated without Cause by the Company or its Successor; or (ii) Employee resigns for Good Reason, the Company or its Successor promises to pay to Employee as severance, in accordance with and subject to the terms and conditions of this Agreement, twenty-four months of her base salary at the rate in effect as of the date of such termination or resignation (the “Termination Date”). Subject to section 1(c) below, Employee’s employment shall be deemed to have been terminated without Cause if Employee’s position with the Company is eliminated and Employee is not offered employment by the Successor within thirty (30) days, in which case the Termination Date shall be deemed to be the date the position was eliminated.

c.    Termination for Cause or Resignation Without Good Reason. The Company shall have no obligation to pay severance under this Agreement in the event that the Company has a good faith belief that Cause exists to terminate Employee’s employment with Cause. Similarly, the Company shall have no obligation to pay severance under this Agreement in the event that Employee resigns without Good Reason.

d.    Conditions to Severance Payments. Any severance payment to Employee is subject to the conditions that, and shall not be made unless, Employee has executed and not subsequently revoked or materially breached a Separation Agreement and General and Special Release of Claims substantially in the form attached hereto as Exhibit A (the “Separation Agreement”), incorporating any revisions required by intervening changes in law, and the period during which such Separation Agreement may be revoked has expired.

e.    Payment Method. Any severance payment to Employee required under this Agreement shall be made upon the later of (i) thirty (30) days after the Termination Date and (ii) satisfaction of all the conditions set forth above in Section 1(d). Such payment shall be made in a single lump sum amount, less standard withholdings for tax and social security purposes in accordance with the Company’s regular payroll practices in effect immediately preceding the termination. Any severance payment shall be separate from and in addition to any compensation earned by Employee prior to the Termination Date.

f.    Benefits. For a period of time commencing on the Termination Date and ending no later than ninety (90) days after the Termination Date (the “Benefits Period”), the Company shall either (i) provide Employee with medical, dental and disability insurance coverage at comparable levels as provided to Employee by the Company or its Successor immediately prior to the Termination Date by paying the cost of any such coverage(s) elected by Employee under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); or (ii) reimburse Employee for her out of pocket costs incurred in obtaining such insurance, up to a total of $2,000.00 per month (or up to $48,000.00 aggregate over the Benefits Period). The Company shall have sole discretion to select between the foregoing two options.

2.    Definitions. For purposes of this Agreement:

a.    “Cause” means that the Company or its Successor has a good faith belief that a Employee:

(i) has been convicted of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude;

(ii) has participated in fraud, theft, embezzlement, or other act of dishonesty or moral turpitude involving the Company;

(iii) has engaged in acts or omissions constituting gross negligence or willful misconduct, destruction or dishonesty, resulting in, or which, in the good faith opinion of the Company could be expected to result in, material harm to the Company, including harm to the Company’s reputation, goodwill or prospects;

(iv) has failed for any reason to correct, cease or alter any action or omission that:

(a)	in the good faith opinion of the Company does or may materially and adversely affect its business or operations,

(b)	violates or does not conform with the Company’s policies, standards or regulations, or

(c)	constitutes a material breach of this Agreement or any other employment, consulting, or similar agreement between Employee and the Company or its Successor;

(v) has disclosed without authorization any of the Company’s confidential information;

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(vi) has breached Employee’s duty of loyalty to the Company or breached a fiduciary duty to the Company; or

(vii) has engaged in insubordination or acts or omissions that violate the Company’s policies against discrimination and harassment.

b.    “Change of Control” means:

(i) any dissolution, liquidation, or sale of all or substantially all of the assets of the Company; or

(ii) any merger, consolidation, sale, transfer, spin-off, exchange, or similar transaction that results in the stockholders of the Company immediately prior to the closing of such transaction owning less than 50% of the voting or capital stock of the resulting or surviving entity after the merger, consolidation, sale, transfer, spin-off, exchange, or similar transaction.

A Change of Control shall be deemed to have occurred at such time as the transaction constituting a Change of Control is consummated.

c.    Employee shall have “Good Reason” to resign if the Company or its Successor fails, within ten (10) business days of receipt by Company or its Successor of written notice thereof from Employee, to correct, cease or alter any action or omission whereby:

(i) the Employee is subjected to a material diminution of duties or responsibilities and such new duties or responsibilities are inconsistent with Employee’s job title;

(ii) the Employee is required to relocate from, or to maintain Employee’s principal office outside of, a fifty (50) mile radius of Employee’s principal office location as of the date of the Change of Control;

(iii) the Employee’s base salary is decreased by the Company or its Successor;

(iv) the Employee is excluded from participation in any employee benefit or short-term incentive plan or program offered to comparable executives or Employee’s benefits under such plans or programs are materially reduced without regard to either the Employee’s performance or the Company’s (or its Successor’s) performance;

(v) the insolvency or the filing (by any party, including the Company or any of its Successors) of a petition for bankruptcy of the Company or any of its Successors, which petition is not dismissed within thirty (30) days;

(vi) the Company or its Successor fails to reimburse Employee within a reasonable period of time for reasonable business expenses of $5,000 or more properly incurred in accordance with the Company’s or Successor’s policies, procedures or practices; or

(vii) the Successor, or any subsequent Successors, fails or refuses to expressly assume in writing this Agreement and all of the obligations of the Company hereunder.

d.    “Successor” shall mean (i) any purchaser of all or substantially all of the Company’s assets; or (ii) the resulting entity, surviving corporation, or successor of the Company following any merger, consolidation, sale, transfer, spin-off, exchange, or similar transaction that constitutes a Change of Control.

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3.    Arbitration. Any dispute or controversy arising under or in connection with this Agreement or regarding the Employee’s employment, the ending of the Employee’s employment, any misrepresentations, and the arbitrability of any disputes, shall be settled exclusively by final and binding arbitration to be held in Dallas, Texas before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) then in effect, or the comparable rules of the Judicial Arbitration Group or judicial arbitration organization. The parties expressly waive any and all rights to a jury trial with respect to any statutory discrimination claim as well as with respect to any other claim of any nature whatsoever between them. The sole exceptions to this agreement to arbitrate are: (i) claims by the Employee for workers’ compensation, unemployment and other similar administrative agency claims, which the Employee may pursue before the appropriate administrative agency, and (ii) claims to enforce a right to injunctive relief. After appropriate notice to the other party, the selected judicial arbitration association shall proceed to hear the matter even if any party so notified of the proceeding should refuse to participate; the arbitrator shall render its award in accordance with the evidence even in the absence of such party. The neutral arbitrator shall be selected by the parties from a list of arbitrators provided by the arbitration organization following a request by the party seeking arbitration for a list of five retired or former jurists with substantial professional experience in employment matters. The arbitration charges will be shared equally by the parties up to the cost of a first appearance fee in state court; any reasonable arbitration charge in excess of the first appearance fee shall be paid by the Company. The parties shall have the right to engage in the limited discovery required by law as determined by the neutral arbitrator. The neutral arbitrator shall be authorized to award the full range of relief available in a civil action pursuant to applicable law. The arbitrator shall issue a written decision, revealing the essential findings and conclusions on which the award is based. The arbitrator’s authority and jurisdiction shall be limited to determining the dispute to the same extent as if such dispute were determined as to liability and remedy by a court without a jury. Judgment may be entered on the arbitrator’s award in any court having jurisdiction, and the parties consent to the jurisdiction of the Texas courts for that purpose. This dispute resolution process shall survive the termination of this Agreement. EMPLOYEE KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ALL RIGHTS TO A JUDICIAL DETERMINATION OF THESE MATTERS, INCLUDING THE RIGHT TO A TRIAL BY JURY, AND HEREBY AGREES TO ARBITRATION OF ALL MATTERS, STATUTORY OR OTHERWISE.

4.    Miscellaneous.

a.    Entire Agreement/Modification/Severability. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral, written and implied agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. This Agreement may be amended or modified only by an agreement in writing. Should any provision of this Agreement become or be held to be legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall be construed to be enforceable or shall be construed as if the Agreement had never included the unenforceable provision. Any invalid or unenforceable provision of this Agreement shall be modified or reformed as permitted by law so that such provision is no longer invalid or unenforceable.

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b.    Assignment. This Agreement shall not be assignable by Employee, but shall be assignable by the Company.

c.    Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

d.    Notices. Any notice, request, instrument or communication required or permitted to be given, served or delivered to any of the parties will be in writing and deemed to have been given, served or delivered (i) on the third business day after it is deposited in the United States mail, registered or certified and with proper postage prepaid, or (ii) on the first business day after it is deposited with a recognized overnight courier service with proper fees prepaid, or (iii) on the day on which it is sent and received by facsimile (written transmission confirmation received) or hand delivery, in each case addressed:

If to the Company:

Life Partners Holdings, Inc.

204 Woodhew Drive

Waco, TX 76712

Attention: CEO

If to the Employee:

Colette Pieper

89 Settlers Creek Trail

Waco, TX 76712

e.    Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of Texas and for all purposes shall be construed and enforced in accordance with the internal laws of said state, with the exception of Section 3 which shall be construed and enforced in accordance with federal law.

f.    Counterparts. This Agreement, including Exhibit A hereto, may be signed in any number of counterparts or copies by the parties. When each party has signed and delivered at least one counterpart to the other party, each counterpart shall be deemed an original, and taken together, shall constitute one and the same Agreement, which shall then be binding and effective as to the parties to the Agreement.

[Signature Page Follows]

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EMPLOYEE STATES AND AFFIRMS THAT EMPLOYEE IS FULLY COMPETENT TO MANAGE EMPLOYEE’S AFFAIRS; EMPLOYEE FURTHER STATES AND AFFIRMS THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, THAT EMPLOYEE FULLY UNDERSTANDS ITS TERMS, THAT THE ONLY PROMISES MADE TO EMPLOYEE TO SIGN THIS AGREEMENT ARE THOSE CONTAINED IN THIS AGREEMENT, AND THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY WITHOUT ANY THREAT, DURESS, COERCION OR UNDUE INFLUENCE.

EMPLOYEE

/S/ COLETTE PIEPER
Colette Pieper

COMPANY
LIFE PARTNERS HOLDINGS, INC.

By:	/S/ BRIAN PARDO
Name: Brian Pardo
Title: CEO

* With approval of Harold Rafuse, Chair, Compensation Committee

BDP 1/24/14

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EXHIBIT A

SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This Separation Agreement including a General and Special Release of Claims is entered into by Colette Pieper (“Employee”) and Life Partners Holdings, Inc., a Texas corporation (the “Company”). It is entered into to resolve amicably all matters between Employee and the Company concerning Employee’s employment and the termination of that employment.

1. Termination of Employment. Employee’s employment with the Company has been terminated effective, 201_. Notwithstanding this Agreement, Employee shall receive payment of all accrued and unpaid salary and vacation through Employee’s last day of employment, subject to required and authorized deductions. In exchange for Employee’s decision to enter into this Agreement and the Severance Agreement between Employee and the Company, dated January __, 2014 (the “Severance Agreement”), the Company agrees to pay Employee the severance payments as set forth in the Severance Agreement. The severance payments shall be made payable to Employee after expiration of the revocation period set forth in paragraph I 0 herein (provided that Employee has not exercised Employee’s right of revocation) or at such later time as set forth in the Severance Agreement.

2. Medical and Dental Continuation Coverage. The Company acknowledges that Employee is eligible to elect continuation of medical and dental insurance coverage under the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”), in accordance with its terms. Employee’s COBRA effective date is _______________. Pursuant to the Severance Agreement, the Company must either (i) provide Employee with medical, dental and disability insurance coverage at comparable levels as provided to Employee by the Company or its Successor immediately prior to the Termination Date (as defined in the Severance Agreement); or (ii) reimburse Employee for her out of pocket costs incurred in obtaining such insurance, up to a total of $________ per month. By and through this Agreement, the Company hereby elects to satisfy its obligations in this regard by __________ and [agrees to pay your COBRA health insurance premiums through _________, 20_]. Employee is solely responsible for the costs of any continuing coverage after such time. Employee acknowledges that the corporate health insurance plan renews annually on and that as an insured under that plan, Employee’s benefits including but not limited to office co-payments and deductibles will likely change.

3. Sole Entitlement. Employee acknowledges and agrees that except as set forth above or in the Severance Agreement, no other monies or benefits are owing to Employee from Company, either in connection with the termination of Employee’s employment or otherwise.

4. Return of Life Partners’ Property and Documents. Employee agrees to return to the Company all property and documents of the Company that are in Employee’s possession, including but not limited to keys, computers, access cards, cell phones, customer or potential customer lists, files, documents, any marketing or sales information about the Company and/or its customers, and any other item that belongs to the Company or its customers, on or before

5. Goodwill; Non-Disparagement. The Company respects Employee’s stature in the business community and believes that Employee’s continued goodwill is important to the Company. The Company asks that Employee agree not to make any false disparaging comments about the Company, its management, officers, directors, clients, or customers.

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6. Release. Employee (for him/herself, his/her agents, heirs, successors, assigns, executors and/or administrators) does hereby and forever release and discharge the Company and its past and present parent, subsidiary, sister and affiliated corporations, divisions or other related entities, as well as the successors, shareholders, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, which Employee has or may have against any released person or entity by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including, without limitation, all claims attributable to the employment of Employee, all claims attributable to the termination of that employment, all claims attributable to any employment agreement, written, oral or implied, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as, for example and without limitation, Title VII of the Civil Rights Act of 1964 which prohibits discrimination and harassment on the basis of sex, race, color, national origin and religion, the Civil Rights Act of 1866, the Age Discrimination in Employment Act which prohibits discrimination on the basis of age 40 and older, and wrongful termination claims, excepting only those obligations expressly recited to be performed hereunder.

In light of the intention of Employee (for him/herself, his/her agents, heirs, successors, assigns, executors and/or administrators) that this release extend to any and all claims of whatsoever kind or character, known or unknown, Employee expressly waives any and all rights granted by California Civil Code Section 1542 (or any other analogous federal or state law or regulation). Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Cal. Civ. Code §1542.

7. No Admissions. Nothing contained herein is an admission of wrongdoing or liability by anyone.

8. Entire Agreement; Texas Law. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes (controls over) all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. This Agreement may be amended or modified only by an agreement in writing. This Agreement is governed by the laws of the State of Texas.

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10. Waiting Period and Right of Revocation. EMPLOYEE ACKNOWLEDGES (SAYS) THAT EMPLOYEE IS AWARE THAT AND IS HEREBY ADVISED THAT EMPLOYEE HAS THE RIGHT TO CONSIDER THIS AGREEMENT FOR FORTY-FIVE DAYS BEFORE SIGNING IT AND THAT IF EMPLOYEE SIGNS THIS AGREEMENT PRIOR TO THE EXPIRATION OF FORTY-FIVE DAYS, EMPLOYEE IS WAIVING (GIVING UP) THIS RIGHT FREELY AND VOLUNTARILY. EMPLOYEE ALSO ACKNOWLEDGES (SAYS) THAT EMPLOYEE IS AWARE OF AND IS HEREBY ADVISED OF EMPLOYEE’S RIGHT TO REVOKE (CANCEL) THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS FOLLOWING THE SIGNING OF THIS AGREEMENT AND THAT IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION (CANCELLATION) PERIOD HAS EXPIRED. TO REVOKE (CANCEL) THIS AGREEMENT, EMPLOYEE MUST NOTIFY THE COMPANY WITHIN SEVEN DAYS OF SIGNING IT.

11. Attorney Advice. EMPLOYEE ACKNOWLEDGES (SAYS) THAT EMPLOYEE IS AWARE OF EMPLOYEE’S RIGHT TO CONSULT AN ATTORNEY, THAT EMPLOYEE IS ADVISED TO CONSULT WITH AN ATTORNEY, AND THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT.

12. Understanding of Agreement. Employee states that Employee has carefully read this Agreement, that Employee fully understands its final and binding effect, that the only promises made to Employee to sign this Agreement are those stated above, and that Employee is signing this Agreement voluntarily.

[Signature Page Follows]

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Dated: _________	Colette Pieper

Dated: _________	LIFE PARTNERS HOLDINGS, INC.

By:

[Signature Page to Separation Agreement and Release of Claim]

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